Exhibit 10.10

December 23, 2016

via electronic mail

David Wadhwani

Dear David,

This letter sets forth the current terms of your employment with AppDynamics, Inc. (the “Company” or “AppDynamics”) as of December 23, 2016 (the “Effective Date”).

Title and Position

You will continue to serve in the position of President and Chief Executive Officer of the Company, reporting to our Board of Directors (the “Board”).

Cash Compensation and Benefits

Beginning on the Effective Date, you will receive an annual salary of $375,000 (“Base Salary”), which will be paid semi-monthly in accordance with the Company’s normal payroll procedures. As an executive officer, you will also be eligible to receive all employee benefits to which our senior-most Company executives are entitled, including health insurance and paid vacation time. You should note that the Company may modify benefits from time to time as it deems necessary however, your benefits shall not be modified unless they are similarly modified for all other executive officers. You should note that the Company may modify job titles, salaries and benefits from time to time as it deems necessary, subject to the protections described below in this letter but your compensation and benefits will not be modified in a manner that is materially adverse to you unless such modifications are applied to substantially all other executive officers.

In addition to your Base Salary and benefits, you will be eligible to earn an annual cash bonus, with a target bonus (the “Target Bonus”) equal to 100% of your Base Salary based upon the achievement of mutually agreed upon MBOs established by you and the Board.

Equity Compensation

The Company previously granted to you restricted stock units under the Company’s 2008 Stock Plan, as amended (the “Plan”) that will continue to be subject to their existing terms and any additional terms set forth in this letter. During the term of your employment with the Company, you may be eligible to receive additional Company equity awards on such terms and conditions as may be established by the Board or its authorized committee.

Protections

If your employment is terminated by the Company other than for Cause, (i) the Company will pay you an amount equal to twelve (12) months of your Base Salary in effect immediately prior to the termination of your employment and any bonus amounts earned but not paid through date of such termination, (ii) the Company will pay your reasonable COBRA health insurance premiums for a period of twelve (12) months immediately following your employment termination date, and (iii) if such termination of employment is nine months or more after your start date, you will vest in any time-based restricted unit awards that would have vested by the date that is six (6) months following your employment termination date.

If a Change in Control of the Company occurs and your employment is terminated by the Company other than for Cause or you resign in a Constructive Termination within 18 months after or three months before the Change in Control, then, in addition to the cash severance described above, you will be paid an amount equal to 100% of your Target Bonus, and the vesting of all equity awards described in this letter will be accelerated (except that the portion of any performance-based restricted stock unit that vests only upon an acquisition of a certain dollar threshold will not accelerate in a transaction less than that size and it instead will be forfeited).

All of the protections described in this section are contingent upon and subject to your execution and the effectiveness of a standard release of claims in favor of the Company (or its successor), in substantially the form attached hereto as Attachment B, with such changes as are reasonably necessary to protect the Company after taking into account changes in the law between the date hereof and the date that the release is presented to you.

Definitions

“Cause” shall mean: (i) your engaging in illegal or unethical conduct that was or is reasonably likely to be materially injurious to the business or reputation of the Company or its affiliates; (ii) your violation of a federal or state law or regulation materially applicable to the Company’s business; (iii) your material breach of the terms of any confidentiality agreement or invention assignment agreement between you and the Company; (iv) your being convicted of, or entering a plea of nolo contendere to, a felony (other than a traffic violation) or committing any act of moral turpitude, dishonesty or fraud against, or the misappropriation of material property belonging to, the Company or its affiliates; or (v) your repeated failure to substantially perform your duties and responsibilities to the Company (or its successor, if applicable) after written notification by the Board of such failure and an opportunity to cure such failure within 30 days.

“Change in Control” has the meaning set forth in the Plan.

“Constructive Termination” shall mean any of the following, without your express written consent: (i) a material reduction of your duties, position or responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change in Control but is not made the Chief Executive Officer of the acquiring corporation) shall not constitute a “Constructive Termination” if your duties, position and responsibilities within the AppDynamics business remain materially the same; (ii) a reduction of more than ten percent (10%) of your then-current base salary (other than as part of an across-the-board proportional salary reduction applicable to all executive officers of the Company and approved by the Board); (iii) a material reduction by the Company in the kind or level of employee benefits to which you are entitled immediately prior to such reduction with the result that your overall benefits package is significantly reduced (unless such reduction constitutes an across-the-board reduction, applicable to all executive officers of the Company and approved by the Board); (iv) a relocation of the Company’s principal corporate offices to a location greater than 50 miles from its current location; and (v) the failure of the Company to obtain the assumption of the material obligations of this employment offer letter with the Company by any successors.

Tax Items

The compensation described in letter is intended to either be exempt from or in compliance with the requirements of the Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations and guidance that has been promulgated or may be promulgated from time to time thereunder at the time of your termination (“Section 409A”) so that none of the compensation or benefits to be provided hereunder are subject to the additional tax imposed under Section 409A, and any ambiguities shall be interpreted in accordance with this intent. Each payment and benefit payable under this letter is intended to constitute a separate payment for purposes of

Section 1.409A-2(b)(2) of the Treasury Regulations. With respect to severance payments, references to your “termination of employment” and similar phrases will be deemed to refer to your “separation from service” within the meaning of Section 409A. If the maximum period during which you can consider and revoke the release of claims described in the “Protections” section of this letter begins in one calendar year and ends in another calendar year, then any severance payments or benefits under this letter that constitute a deferral of compensation under Section 409A will be paid no earlier than the second calendar year, subject to any delay under the following sentence. Furthermore, to the extent that you are a “specified employee” within the meaning of Section 409A as of the date of your separation from service, no amount that constitutes a deferral of compensation under Section 409A that is payable on account of your separation from service shall be paid to you before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of your separation from service or, if earlier, the date of your death following such separation from service. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date. You and the Company agree to work together in good faith to consider amendments to this offer letter and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to you under Section 409A. In no event will the Company reimburse you for any taxes arising under Section 409A.

In the event that the severance and other payments and benefits provided for in this letter or otherwise payable to you (collectively (the “Payments”) (i) constitute “parachute payments” within the meaning of Code Section 280G and (ii) but for this paragraph, would be subject to the excise tax imposed by Section 4999 of the Code, then such Payments will be either:

(1)    delivered in full, or

(2)    delivered as to such lesser extent which would result in no portion of such Payments being subject to the excise tax under Code Section 4999,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Code Section 4999, results in the receipt by you on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of such Payments may be taxable under Code Section 4999. If a reduction in the Payments constituting “parachute payments” is necessary so that no portion of such Payments is subject to the excise tax under Code Section 4999, the reduction will occur in the following order: (a) reduction of the cash severance payments, which will occur in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (b) cancellation of accelerated vesting of equity awards which will occur in the reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first); and (c) reduction of continued employee benefits, which will occur in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. Notwithstanding the foregoing, to the extent the Company submits any Payment to the Company’s stockholders for approval in accordance with Treasury Regulation Section 1.280G-1 Q&A 7, the foregoing provisions will not apply following such submission and such payments and benefits will be treated in accordance with the results of such vote, except that any reduction in, or waiver of, such payments or benefits required by such vote will be applied without any application of discretion by you and in the order prescribed by this section. In no event will you have any discretion with respect to the ordering of payment reductions. A nationally recognized professional services firm selected by the Company, the Company’s legal counsel or such other person or entity to which the parties mutually agree (the “Firm”) will perform the foregoing calculations related to the excise tax. Any good faith determinations of the Firm made hereunder will be final, binding, and conclusive upon the Company and you.

Other

The Company looks forward to continuing its beneficial and productive relationship with you. Nevertheless, you should be aware that your employment with the Company is for no specified period and constitutes at-will employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with you at any time, with or without cause, and with or without notice. We request that, in the event of resignation, you give the Company at least two weeks’ notice.

You agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company. Similarly, you agree not to bring any third party confidential information to the Company, including that of your former employer, and that in performing your duties for the Company you will not in any way utilize any such information.

As a Company employee, you will be expected to abide by the Company’s rules and standards.

You will be expected to abide by and comply with the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (“CIIAA”), that you signed in connection with you joining the Company, the form of which is attached as Attachment A. In the event of any dispute or claim relating to or arising out of our employment relationship, you and the Company agree that any and all disputes between you and the Company shall be fully and finally resolved by binding arbitration consistent with the arbitration provisions of your CIIAA.

You understand that nothing in this letter will in any way limit or prohibit you from engaging for a lawful purpose in any Protected Activity. “Protected Activity” means filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this letter, you understands that you are not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor are you obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the CIIAA to any parties other than the relevant government agencies. You further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this letter.

To accept the terms and conditions of this letter, please sign and date this letter in the space provided below. This letter, along with the CIIAA, set forth the terms of your employment with the Company and supersede any prior representations or agreements including, but not limited to, the original offer letter by and between you and the Company dated September 13, 2015, and any representations made during your recruitment, interviews or pre-employment negotiations, whether written or oral. This letter, including, but not limited to, its at-will employment provision, may not be modified or amended except by a written agreement signed at least two members of the Board and you.

We look forward to your favorable reply and to working with you at AppDynamics, Inc.

Sincerely,

AppDynamics, Inc.

By:	/s/ Asheem Chandna
Asheem Chandna
Member, Board of Directors

By:	/s/ Ravi Mhatre
Ravi Mhatre
Member, Board of Directors

Accepted:	/s/ David Wadhwani

Date:	December 23, 2016

Attachments:

At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement

Separation Agreement and Release

ATTACHMENT A

APPDYNAMICS, INC.

AT WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT,

AND ARBITRATION AGREEMENT (the “Agreement”)

As a condition of my employment with AppDynamics, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1.    At-Will Employment.

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE.

2.    Confidential Information.

A.    Company Information. I agree at all times during my employment with the Company and thereafter, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the the Board of Directors of the Company, any Company Confidential Information. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that “Company Confidential Information” means any non-public information that relates to the actual or anticipated business, research or development of the Company, or to the Company’s technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances and other business information; provided, however Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of mine or of others.

B.    Former Employer Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer or other person or entity. I further agree that I will not bring onto the premises of the Company or transfer onto the Company’s technology systems any unpublished document, proprietary information or trade secrets belonging to any such employer, person or entity unless consented to in writing by both Company and such employer, person or entity.

C.    Third Party Information. I recognize that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”) their confidential or proprietary information (“Associated Third Party Confidential Information”). By way of example, Associated Third Party Confidential

Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, to hold in the strictest confidence, and not to use or to disclose to any person, firm or corporation any Associated Third Party Confidential Information, except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information during my employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company.

3.    Inventions.

A.    Inventions Retained and Licensed. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, and trade secrets, which were conceived in whole or in part by me prior to my employment with the Company to which I have any right, title or interest, which are subject to California Labor Code Section 2870 attached hereto as Exhibit B, and which relate to the Company’s proposed business, products, or research and development (“Prior Inventions”); or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that the inclusion of any Prior Inventions from Exhibit A of this Agreement will not materially affect my ability to perform all obligations under this Agreement. If, in the course of my employment with the Company, I incorporate into or use in connection with any product, process, service, technology or other work by or on behalf of Company any Prior Invention, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, and sell such Prior Invention as part of or in connection with such product, process, service, technology or other work and to practice any method related thereto.

B.    Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, except as provided in Section 3.E below (collectively referred to as “Inventions”). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.

C.    Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.

D.    Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions and any rights relating thereto, and testifying in a suit or other proceeding relating to such Inventions and any rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature with respect to any Inventions including, without limitation, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering such Inventions, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any papers, oaths and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by me.

E.    Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

4.    Conflicting Employment.

A.    Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

B.    Prior Relationships. Without limiting Section 4.A, I represent that I have no other agreements, relationships or commitments to any other person or entity that conflict with my obligations to the Company under this Agreement or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices and documents), I have returned all property and confidential information belonging to all prior employers. Moreover, in the event that the Company or any of its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor or successor corporations, or assigns is sued based on any obligation or agreement to which I am a party or am bound, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by the Company (the indemnitee) in the event that it is the subject of any legal action resulting from any breach of my obligations under this Agreement, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action.

5.    Returning Company Documents. Upon separation from employment with the Company or on demand by the Company during my employment, I will immediately deliver to the Company, and will not keep in my possession, recreate or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, photographs, charts, all documents and property, and reproductions of any of the aforementioned items that were developed by me pursuant to my employment with the Company, obtained by me in connection with my employment with the Company, or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to Section 3.C. I also consent to an exit interview to confirm my compliance with this Section 5.

6.    Termination Certification. Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

7.    Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.

8.    Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, I shall not either directly or indirectly solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for myself or for any other person or entity.

9.    Conflict of Interest Guidelines. I agree to diligently adhere all to policies of the Company including the Company’s insider’s trading policies and the Conflict of Interest Guidelines attached as Exhibit D hereto, which may be revised from time to time during my employment.

10.    Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

11.    Audit. I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, or documents that are used to conduct the business of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized or non-compliant applications to the Company’s technology systems and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or web sites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone and technology systems to which I will have access in connection with my employment.

12.    Arbitration and Equitable Relief.

A.    Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS

SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1283.05 (THE “RULES”) AND PURSUANT TO CALIFORNIA LAW. DISPUTES WHICH I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS OF HARASSMENT, DISCRIMINATION AND WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.

B.    Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY EXCEPT AS PROHIBITED BY LAW. I UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT I SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION I INITIATE. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA.

C.    Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW. NOTHING IN THIS AGREEMENT OR IN THIS PROVISION IS INTENDED TO WAIVE THE PROVISIONAL RELIEF REMEDIES AVAILABLE UNDER THE RULES.

D.    Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

E.    Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

13.    General Provisions.

A.    Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California without giving effect to any choice of law rules or principles that may result in the application of the laws of any jurisdiction other than California. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed against me by the Company.

B.    Entire Agreement. This Agreement, together with the Exhibits herein, sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Chairman of the Company’s Board of Directors and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

C.    Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

D.    Successors and Assigns. This Agreement will be binding upon my heirs, executors, assigns, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. There are no intended third party beneficiaries to this Agreement except as expressly stated.

E.    Waiver. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

F.    Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

G.    Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

Date:
Signature

Name of Employee (typed or printed)

Exhibit A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

No inventions or improvements

Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:

Exhibit B

CALIFORNIA LABOR CODE SECTION 2870

INVENTION ON OWN TIME-EXEMPTION FROM AGREEMENT

“(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)    Result from any work performed by the employee for the employer.

(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

Exhibit C

APPDYNAMICS, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to AppDynamics, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information including trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I also agree that for twelve (12) months from this date, I will not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or to enter into an employment, consulting, contractor, or other relationship with any other person, firm, business entity, or organization (including with myself).

After leaving the Company’s employment, I will be employed by                      in the position of:

                                                 .

Signature of employee

Print name

Date

Address for Notifications:

Exhibit D

APPDYNAMICS, INC.

CONFLICT OF INTEREST GUIDELINES

It is the policy of AppDynamics, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

1.    Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2.    Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.    Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4.    Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5.    Initiating or approving any form of personal or social harassment of employees.

6.    Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7.    Borrowing from or lending to employees, customers or suppliers.

8.    Acquiring real estate of interest to the Company.

9.    Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10.    Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

11.    Making any unlawful agreement with distributors with respect to prices.

12.    Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

13.    Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

ATTACHMENT B

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Separation Agreement”) is by and between David Wadhwani (“Employee”) and AppDynamics, Inc., a Delaware corporation (the “Company”) (each a “Party”).

BACKGROUND

Employee began employment with the Company on [START DATE] pursuant to the employment letter agreement (the “Employment Agreement”) executed between Employee and the Company effective as of [DATE], and his employment has ended or will end on [SEPARATION DATE] (the “Termination Date”). Employee signed the Confidentiality Agreement attached as Exhibit A on [DATE]. Employee has been granted the equity awards listed on Exhibit B, subject to the award agreements and equity incentive plans listed on Exhibit B (collectively, the “Equity Agreements”). On the Separation Date, he will have vested and unvested equity as listed on Exhibit B, subject to the Equity Agreements.

The Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (defined in Section 6), including all claims related to Employee’s employment with or separation from the Company;

Employee and the Company therefore agree as follows:

CONSIDERATION.

1.    Consideration. [To be completed in connection with the termination by inserting references to any consideration due to Employee pursuant to the Employment Agreement.] Prior to any such payment or other consideration being provided to Employee, this Separation Agreement must be effective and Employee must comply with the obligations in Section 10.

2.    Resignations.

Employee and the Company hereby acknowledge, ratify, and agree that Employee resigned from all entities and boards of directors associated with the Company or any Company subsidiary effective as of the Termination Date.

3.    Equity Awards.

A.    Current Equity Entitlements. The Parties agree that the “Entitlements” columns below accurately describe the vested and unvested equity held by Employee on the Separation Date.

B.    Equity Treatment as Consideration. The Parties agree that the “Post-Effective Date” columns below accurately describe the vested and unvested equity held by Employee after the Effective Date.

C.    Acknowledgement. The Parties agree that the Equity Agreements, including any expiration and repurchase provisions, as modified by this Separation Agreement, will govern the treatment of the Equity Awards.

Identifying Information					Entitlements		Post-Effective Date
Grant Number	Grant Date	Plan/Type	Original Shares	Exercise Price	Vested at Separation Date	Unvested at Separation Date*	Vested after Effective Date	Forfeited at Effective Date

*	Forfeited if release does not become effective

4.    Benefits.

A.    Health, Dental, and Vision Benefits. Employee’s health, dental, and vision benefits will cease on the last day of [Insert Month and Year], subject to Employee’s right to continue his health insurance under applicable law and pursuant to the terms of the Employment Agreement.

B.    Other Benefits. Employee’s participation in all benefits and incidents of employment other than health, dental, and vision benefits, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

5.    Payment of Salary and Receipt of All Benefits.

Employee acknowledges that, other than the consideration to be paid under this Separation Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

6.    Release of Claims.

A.    Employee agrees that the consideration under Section 1 represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).

B.    Employee, on his own behalf and for his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Separation Agreement. The release in this Section 6.B is general and not limited by Section 6.C.

C.    Employee releases:

(1)    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(2)    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(3)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(4)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act

(5)    the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

(6)    any and all claims for violation of the federal or any state constitution;

(7)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(8)    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of the payments received by Employee as a result of this Separation Agreement; and

(9)    any and all claims for attorneys’ fees and costs.

(10)    Other than with respect to the excluded items in Section 6D, Employee agrees that the release in this Section 6 will be and remain in effect in all respects as a complete general release as to the matters released.

D.    Excluded Items. This release does not release:

(1)    any obligations incurred under this Separation Agreement;

(2)    claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency authorized to enforce or administer laws related to employment, against the Company (understanding any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims bars Employee from recovering such monetary relief from the Company). Notwithstanding the foregoing, Employee acknowledges that any and all disputed wage claims that are released by this Separation Agreement be subject to binding arbitration under Section 15, except as required by applicable law. Employee represents he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

E.    Waiver of Claims under ADEA.

(1)    Employee acknowledges he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Separation Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything to which Employee was already entitled.

(2)    Employee further acknowledges he has been advised by this writing that:

(a)    he should consult with an attorney prior to executing this Separation Agreement;

(b)    he has twenty-one (21) days from the presentation date on the first page within which to consider this Separation Agreement;

(c)    he has seven (7) days following his execution of this Separation Agreement to revoke this Separation Agreement;

(d)    this Separation Agreement shall not be effective until after the revocation period has expired; and

(e)    nothing in this Separation Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.

(f)    that if Employee signs this Separation Agreement and returns it to the Company in less than the 21-day period identified above, he has freely and voluntarily waived the time allotted for considering this Separation Agreement.

(g)    that revocation must be accomplished by a written notification to the person executing this Separation Agreement on the Company’s behalf that is received prior to the Effective Date.

(h)    that changes, whether material or immaterial, do not restart the running of the 21-day period.

F.    California Civil Code Section 1542. Employee acknowledges he has been advised to consult with legal counsel and is familiar with California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have under it and under any other statute or common law principles of similar effect. Employee acknowledges this Section 6.Fis a conspicuous notification of his rights under California Civil Code Section 1542.

7.    No Pending or Future Lawsuits.

A.    Employee represents he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees.

B.    Employee also represents he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

8.    Application for Employment.

A.    Employee understands and agrees that, as a condition of this Separation Agreement, Employee shall not be entitled to any employment with the Company, and Employee waives any right, or alleged right, of employment or re-employment with the Company.

B.    Employee further agrees not to apply for employment with the Company and not otherwise to pursue an independent contractor or vendor relationship with the Company.

9.    Confidentiality.

A.    Employee agrees to maintain in complete confidence the existence of this Separation Agreement, the contents and terms of this Separation Agreement, and the consideration for this Separation Agreement (collectively referred to as “Separation Information”).

B.    Except as required by law, Employee may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce this Separation Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor if they need to know the Separation Information to advise on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.

C.    Employee agrees he will not publicize, directly or indirectly, any Separation Information.

D.    Employee agrees the confidentiality of the Separation Information is of the essence. The Parties agree that if the Company proves that Employee breached this Confidentiality provision (and such breach does not arise from the Company’s own public disclosure of the applicable Separation Information), the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Employee’s breach, except to the extent that such breach constitutes a legal action by Employee that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse Employee from his obligations under this Separation Agreement, nor permit him to make additional disclosures. Employee represents he has not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

10.    Obligations.

A.    Trade Secrets and Confidential Information/Company Property.

(1)    Employee reaffirms and agrees to observe and abide by the Confidentiality Agreement including its provisions regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees.

(2)    Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.

B.    Nondisparagement. Employee agrees to refrain from any disparaging statements about any of the Releasees including, without limitation, the business, products, intellectual property, financial standing, , or employment/compensation/benefit practices of the Company. The Company agrees to refrain from any disparaging statements about Employee. Employee understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of the Company.

C.    No Cooperation.

(1)    Employee agrees he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Separation Agreement.

(2)    Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state only that he cannot provide counsel or assistance.

11.    Protected Activity Not Prohibited.

Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement, Employee understands that he is not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor is Employee obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the relevant government agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.

12.    Breach.

A.    In addition to the rights provided in the “Attorneys’ Fees” section below, Employee agrees that any material breach of this Separation Agreement, unless such breach constitutes a legal action by

Employee challenging or seeking a determination in good faith of the validity of the waivers in this Separation Agreement under the ADEA, or of any provision of the Confidentiality Agreement, will entitle the Company immediately to cease providing the consideration provided to Employee under this Separation Agreement and to obtain damages, except as required by law.

B.    Indemnification. Employee agrees to indemnify and hold harmless the Company against any and all loss, costs, damages, or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Company arising out of any false representation made in this Separation Agreement by Employee, or from any action or proceeding that may be commenced, prosecuted, or threatened by Employee or for Employee’s benefit, upon Employee’s initiative, direct or indirect, contrary to this Separation Agreement. Employee further agrees that in any such action or proceeding, this Separation Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

C.    Nonsolicitation. Employee agrees that for a period of 12 months immediately following the Effective Date of this Separation Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

13.    No Admission of Liability.

D.    Employee understands and acknowledges this Separation Agreement is a compromise and settlement of all actual or potential disputed claims by Employee.

E.    No action taken by the Company hereto, either previously or in connection with this Separation Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

14.    Costs.

The Parties shall each bear its own costs, attorneys’ fees, and other fees incurred in the negotiation and preparation of this Separation Agreement.

15.    DISPUTE RESOLUTION/ARBITRATION.

THE PARTIES AGREE THAT ALL DISPUTES ARISING OUT OF THE TERMS OF THIS SEPARATION AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN FRANCISCO COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.

NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS SEPARATION AGREEMENT AND THE AGREEMENTS INCORPORATED INTO IT BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

16.    Tax Matters.

A.    The Company makes no representations or warranties regarding the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under this Separation Agreement.

B.    Employee agrees and understands he is responsible for payment of any local, state, and/or federal taxes on the payments and any other consideration provided under this Separation Agreement by the Company and any penalties or assessments thereon.

C.    Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due for (i) Employee’s failure to pay or delayed payment of federal or state taxes, or (ii) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

D.    All payments made under this Separation Agreement will be subject to any required tax withholding.

E.    It is intended this Separation Agreement comply with, or be exempt from, Code Section 409A and any official guidance thereunder (“Section 409A”) and any ambiguities will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Separation Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Employee will work together in good faith to consider either (i) amendments to this Separation Agreement; or (ii) revisions to this Separation Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. The Company will not reimburse Employee for any taxes that may be imposed on Employee because of Section 409A.

17.    Authority.

A.    The Company represents that the undersigned has the authority to act for the Company and to bind the Company and all who may claim through it to the terms and conditions of this Separation Agreement.

B.    Employee represents he can act on his own behalf and for all who might claim through him to bind them to the terms and conditions of this Separation Agreement.

C.    Each Party represents there are no liens or claims of lien or assignments in law or equity or otherwise of or against the claims or causes of action released by this Separation Agreement.

18.    Miscellaneous

A.    Entire Agreement. This Separation Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Separation Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Separation Agreement and Employee’s relationship with the Company

B.    Severability. If any provision or any portion of any provision of this Separation Agreement or any surviving agreement made a part it becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Separation Agreement will continue in full force and effect without said provision or portion of provision.

C.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Separation Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

D.    Modification. No amendment of the Separation Agreement will be effective unless it is in writing and signed by the Parties. No waiver of satisfaction of a condition or failure to comply with an obligation under this Separation Agreement will be effective unless it is in writing and signed by the party granting the waiver, and no such waiver will be a waiver of satisfaction of any other condition or failure to comply with any other obligation. To be valid, any document signed by the Company must be signed by Company’s Chief Executive Officer.

E.    Notices.

(1)    For a notice or other communication under this Separation Agreement to be valid it must be in writing and delivered (1) by hand, (2) by a national transportation company with all fees prepaid, or (3) by registered or certified mail, return receipt requested and postage prepaid.

Notices and communications to the Company must be sent to:

AppDynamics, Inc.

Attention: General Counsel

303 Second Street, North Tower, 8th Floor

San Francisco, CA 94107

Notices and communications to Employee must be sent to the address below his signature unless a notice of a different address is sent to the Company.

(2)    Notices and communications will be effective:

(a)    By hand delivery, when received;

(b)    By any other method, on the date indicated on the signed receipt.

F.    Governing Law. This Separation Agreement will be governed by the laws of the State of California and Employee consents to personal and exclusive jurisdiction and venue in the State of California.

G.    Effective Date. Employee understands that:

(1)    this Separation Agreement will be null and void if not signed by him within 21 days and that each Party has 7 days after that Party signs this Separation Agreement to revoke it, consistent with subsection 18.G(2) hereof.

(2)    this Separation Agreement will become effective on the 8th day after Employee signed this Separation Agreement (the “Effective Date”) , so long as it has also been signed by the Company Parties and it has not been revoked by either Party before that date

H.    Counterparts. If the Parties sign this agreement in several counterparts, each will be deemed an original but all counterparts together will constitute one instrument.

19.    Voluntary Execution of Agreement.

A.    Employee understands and agrees he executed this Separation Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Releasees.

B.    Employee agrees that:

(1)    he has read this Separation Agreement;

(2)    he has been represented in the preparation, negotiation, and execution of this Separation Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(3)    he understands the terms and consequences of this Separation Agreement and of the releases it contains;

(4)    he must comply with the Obligations in Section 10; and

(5)    he is fully aware of the legal and binding effect of this Separation Agreement.

Each party is signing this Separation Agreement on the date set out below its signature.

EMPLOYEE	COMPANY

By:

Name (Print):

Title:

Address:

Date:	Date: